Exhibit 10.161

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), dated as of the 31st day of October, 2011 (the “Effective Date”), is made by and between JRT Group Properties, LLC, a Georgia limited liability company (“Seller”) and AdCare Hembree Road Property, LLC, a Georgia limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser are parties to that certain Purchase Agreement dated September 15, 2011, with respect to that certain parcel of real property located at 1145 Hembree Road, Roswell, Fulton County, Georgia 30076, and certain personal property, as more particularly described in the Agreement (the “Property”); and

WHEREAS, the parties desire to amend the Agreement to extend the Closing Date on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Sellers and Purchaser, intending to be legally bound, hereby agree as follows:

1.             Recitals; Terms.  The foregoing recitals are true and correct and incorporated into this Amendment as if fully set forth herein.  Capitalized but undefined terms used in this Amendment shall have the meanings set forth in the Purchase Agreement.

2.             Closing Date.  The parties hereby agree that the Closing Date under the Agreement shall be extended to on or before March 31, 2012.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth.

PURCHASER:		SELLER:

ADCARE HEMBREE ROAD PROPERTY, LLC,		JRT GROUP PROPERTIES, LLC,
a Georgia limited liability company		a Georgia limited liability company

By:	/s/ Boyd Gentry	By:	/s/ Robert Lancaster
	Boyd P. Gentry, Manager		Robert Lancaster, Member